EXHIBIT 10.3

TERM LOAN AGREEMENT

This TERM LOAN AGREEMENT (this “Term Loan Agreement”), is made as of November 14, 2008, between Tekni-Plex Europe NV, a company organized under the laws of Belgium (the “Borrower”), OCM Luxembourg Tekni-Plex Holdings S.à r.l., a limited liability company organized under the laws of Luxembourg (the “Lender”) and OCM Luxembourg Tekni-Plex Holdings S.à r.l. as administrative agent for the Lender (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, on August 20, 2008, (i) the Borrower issued a promissory note (the “TPE Note”) to OCM Tekni-Plex Holdings, L.P. (“OCM”) with an aggregate principal amount of $7,734,486.20, pursuant to which the Borrower was obligated to pay interest to OCM at a rate of 8% per annum, and (ii) Tekni-Plex, Inc. (“Tekni-Plex”), the Borrower’s indirect parent, issued a promissory note (the “US Note”) to OCM with no principal amount, pursuant to which Tekni-Plex was obligated to pay interest to OCM at a rate of 7% per annum;

WHEREAS, the Borrower has determined it would be advantageous to refinance the TPE Note to a loan denominated in Euros made by the Lender, an entity subject to a normal tax regime under the laws of Luxembourg;

WHEREAS, the Borrower has requested that the Lender make an unsecured loan to the Borrower in the amount of €26,361,347.18 for use by the Borrower to (i) refinance the TPE Note and (ii) fund general corporate purposes, including the transfer of amounts incurred hereunder to Tekni-Plex pursuant to an intercompany loan;

WHEREAS, simultaneously with the refinance of the TPE Note, the US Note will be cancelled and Tekni-Plex shall have no further obligation to OCM for the US Note; and

WHEREAS, the Lender is willing to make the extensions of credit requested by the Borrower on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

Section 1.              Loan.  On November 14, 2008, the Lender agrees to make a term loan to the Borrower in an aggregate principal amount of Twenty Six Million Three Hundred Sixty One Thousand Three Hundred Forty Seven Euros and Eighteen Cents (€26,361,347.18) (the “Loan”) in immediately available funds in Euros.

Section 2.	Repayment of the Loan; Evidence of Debt

(a)       The Borrower hereby unconditionally promises to pay, in Euros, to the Lender the then unpaid principal amount of the Loan on the Maturity Date, without set-off or counterclaim and with immediately available funds to the bank account of the Lender as notified in writing to the Borrower. The Borrower hereby further agrees to pay to the Lender interest on the unpaid principal amount of the Loan from time to time outstanding from the date hereof until payment in full thereof at the rates per annum and in the manner set forth in Section 4 hereof.

(b)       The Administrative Agent shall maintain an account evidencing indebtedness of the Borrower to the Lender resulting from the Loan made hereunder, including (i) the original principal amount of such Loan made hereunder, (ii) the unpaid principal amount of the Loan and any accrued and unpaid interest outstanding in respect of the Loan and (iii) the amount of any sum received by the Lender hereunder from the Borrower in respect of the Loan and the manner in which it was applied.

(c)       The entries made in the account of the Administrative Agent maintained pursuant to Section 2(b) hereof shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Administrative Agent to maintain such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loan in accordance with the terms of this Term Loan Agreement.

Section 3.              Optional Prepayments. The Borrower shall have the right to prepay the Loan, in whole or in part (together with accrued and unpaid interest thereon), at any time without premium or penalty, upon one Business Day’s notice to the Administrative Agent and the Lender.

Section 4.	Interest.

(a)       The principal amount of this Loan remaining unpaid from time to time shall bear interest from the date hereof until paid in full. Interest on all amounts outstanding hereunder shall accrue on a semi-annual basis and all accrued interest on the Loan shall be payable to the Administrative Agent, for the benefit of the Lender, in cash semi-annually on the first Business Day of May and the first Business Day of November of each year prior to the Maturity Date.

(b)       Interest shall be paid on the unpaid principal amount of the Loan at the rate of fifteen percent (15%) per annum. The interest on the Loan shall be calculated on the basis of a 365-day or 366-day year, as the case may be, and the actual number of days elapsed.

(c)       Notwithstanding anything herein to the contrary, the interest payable by the Borrower with respect to the Loan shall not exceed the maximum amount permitted by applicable law and, to the extent that any payments in excess of such permitted amount are received by the Lender, such excess shall be considered payments in respect of the principal amount of the Loan.

Section 5.              Events of Default. Except upon the occurrence of an event under (c) or (d) below, whereupon the Loan shall become immediately due and payable without notice or declaration by the Lender, and, unless waived in accordance with Section 15, the Lender may by written notice to the Borrower (and without regard to any demand or request by the Participants), declare the Loan immediately due and payable, whereupon the Loan and all sums due hereunder shall become immediately due and payable without protest, presentment, demand or notice (except the notice referred to above in this Section 5) or without petition to any court, all of which are expressly waived by the Borrower, if any of the following events (each, an “Event of Default”) shall occur:

(a)       principal due under this Term Loan Agreement shall not be paid as and when due in accordance with the terms hereof; or

(b)       interest due under this Term Loan Agreement shall not be paid as and when due in accordance with the terms hereof, and such interest shall have remained unpaid within thirty (30) days following notice from the Lender of such failure; or

(c)       the Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for the Borrower or any substantial part of its assets or properties, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or any answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if action shall be taken by the Borrower for the purpose of effecting any of the foregoing, (vi) have commenced against it any case, proceeding or other action of a nature described in (i) through (v) above which remains undismissed for a period of 60 days, or (vii) take or be subject to any action similar to those specified in clauses (i) through (vi) in any jurisdiction; or

(d)       an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower, with respect to the Borrower or any substantial part of its assets, appointing a receiver, trustee or liquidator of the Borrower, or any similar order, judgment or decree shall be entered or appointment made in any jurisdiction, and such order, judgment or decree or appointment shall continue unstayed and in effect for a period of 60 days.

Section 6.        Recourse.  The Lender shall have full recourse against the Borrower for the payment of the entire outstanding principal, interest and other payments due in respect of this Term Loan Agreement.

Section 7.        Definitions.  As used herein, the following terms have the respective meanings set forth below:

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are required by law or executive order to close.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank or stock exchange and any supranational bodies such as the European Union or the European Central Bank.

“Maturity Date” means November 14, 2013.

“Person” means an individual, a corporation, a company, a voluntary association, a partnership, a joint venture, a limited liability company, a trust, an estate, an unincorporated organization, a governmental authority or other entity.

“Tax” means any tax, charge or assessment, including but not limited to income, sales, use, transfer, ad valorem, value-added, withholding, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangible or similar tax, charge or assessment.

Section 8.        Relation to Other Transactions.  Except as expressly set forth herein, the obligations of the Borrower hereunder are unconditional and no reference to any other document or agreement herein is intended or shall be deemed to render the Borrower’s obligations hereunder conditional. The illegality or unenforceability of, or the default by any party under, any other document or agreement referred to herein shall not constitute a defense to any claim by the Lender for the payment of principal, interest or any other amount hereunder.

Section 9.        Notices.  All notices, requests, demands and other communications provided for by this Term Loan Agreement shall be in writing and shall be (a) sent via a nationally-recognized overnight courier service, (b) sent by regular mail, return receipt requested, or (c) sent by e-mail or facsimile transmission, receipt confirmed, to the following addresses:

If to the Administrative Agent or the Lender:

c/o Oaktree Capital Management, L.P.

333 S. Grand Ave, 28th Floor

Los Angeles, CA 90071

Facsimile:	(213) 830-8522
Attention:	Ken Liang
Managing Director

If to the Borrower:

Tekni-Plex Europe NV

Industriezone III

9320 Erembodegem

Belgium

Facsimile:	(+ 32 53) 67 20 74
Attention:	Luc Vercruyssen

and

Tekni-Plex, Inc.

201 Industrial Parkway

Somerville, New Jersey 08876

Facsimile:	(610) 945-1709
Attention:	Robert Larney

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Facsimile:	(212) 492-0303
Attention:	Kenneth M. Schneider, Esq.

Any notice shall be deemed received, (i) if sent by overnight courier service, on the next Business Day, (ii) if sent by regular mail, return receipt requested, when actually received, and (iii) if sent by e-mail or facsimile transmission, on the date of receipt.

Section 10.	Participation; Assignment.

(a)       This Term Loan Agreement shall be binding upon each of the Administrative Agent, the Borrower, the Lender and their respective successors and assigns; provided, however, that the Borrower may not assign its obligations under this Term Loan Agreement without the prior written consent of the Lender and the Administrative Agent.

(b)       The Lender may sell, assign or transfer this Term Loan Agreement subject to the prior written consent of the Borrower.

(c)       Notwithstanding clause (b) above, the Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Term Loan Agreement; provided, that (A) the Lender’s obligations hereunder shall remain unchanged, (B) the Lender shall remain solely responsible to the Borrower for the performance of such obligations; provided, further, that the Lender shall deliver notice to the Administrative Agent of the identity of each Participant. Any agreement pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Term Loan Agreement and to approve any amendment, modification or waiver of any provision of this Term Loan Agreement.

Section 11.      Taxes.  If the Borrower is required by law to make any deduction or withholding on account of any Tax from any sum paid or payable under this Term Loan Agreement: (i) the Borrower shall notify the Lender of any such requirement or any change in any such requirement as soon as reasonably practicable after the Borrower becomes aware of it; (ii) the Borrower shall pay such Tax to the relevant Governmental Authority before the date on which penalties attach thereto; (iii) the sum payable by the Borrower in respect of which the relevant deduction or withholding is required shall be increased to the extent necessary to ensure that, after any such deduction or withholding, the Lender receives on the due date a net sum equal to what it would have received had no such deduction or withholding been required; and (iv) within thirty (30) days after making any such deduction or withholding, the Borrower shall deliver to the Lender evidence satisfactory to the Lender of such deduction or withholding and of the remittance thereof to the relevant taxing or other authority.

Section 12.      Fees and Expenses.  The Borrower agrees (i) to pay or reimburse the Administrative Agent and the Lender for all of its reasonable out-of-pocket attorneys’ fees and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement, modification or replacement to, this Term Loan Agreement and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, (ii) to pay or reimburse the Administrative Agent and the Lender for all its reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection with the enforcement or preservation of any rights under this Term Loan Agreement and any such other documents, (iii) to pay, indemnify, and to hold the Administrative Agent and the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay caused by the Borrower in paying, stamp, excise and other similar taxes, if any, if legal, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement, modification or replacement of, or any waiver or consent under or in respect of, this Term Loan Agreement and any such other documents, and (iv) to pay, indemnify, and hold harmless the Administrative Agent and the Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) with respect to the execution, delivery, consummation, enforcement, performance and administration of this Term Loan Agreement and any such other documents (all of the foregoing, collectively, the “indemnified liabilities”); provided, that the Borrower shall have no obligation hereunder with respect to indemnified liabilities arising from (a) the gross negligence or willful misconduct of the Administrative Agent or the Lender, or (b) amounts of the types referred to in clauses (i) through (iii) above except as provided therein. The agreements in this Section 12 shall survive the termination of this Term Loan Agreement and the repayment of the Loan and all other amounts payable hereunder.

Section 13.      Amendment.  Any amendment, supplement or modification of or to any provisions of this Term Loan Agreement shall be effective only if it is made with the prior written consent of the Borrower and the Lender.

Section 14.      Set-off.  Upon the occurrence and during the continuance of any Event of Default the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations arising hereunder at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations arising hereunder now or hereafter existing whether or not the Lender shall have made any demand under this Term Loan Agreement and even though the obligations arising hereunder may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 15.      No Waiver; Cumulative Remedies.  The Lender shall not by any act (except by a written instrument signed by the Lender), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

Section 16.      Counterparts.  This Term Loan Agreement may be executed by one or more of the parties to this Term Loan Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 17.      Severability.  Any provision of this Term Loan Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 18.      Integration.  This Term Loan Agreement represents the agreement of the Administrative Agent, the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Lender for the benefit of the Borrower relative to the subject matter hereof not expressly set forth or referred to herein.

Section 19.      Governing Law.  THIS TERM LOAN AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

Section 20.      Waivers of Jury Trial.  THE BORROWER AND, BY ACCEPTANCE HEREOF, THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS TERM LOAN AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 21.      Headings.  The headings in this Term Loan Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature page follows]

IN WITNESS WHEREOF, each of the Borrower, the Administrative Agent and the Lender has duly executed and delivered this Term Loan Agreement on the date first above written.

TEKNI-PLEX EUROPE NV
By:	/s/ Paul J. Young
Name: Paul J. Young Title: Director

OCM LUXEMBOURG TEKNI-PLEX HOLDINGS S.à r.l., as Administrative Agent and Lender
By:	/s/ Szymon DEC
Name: Szymon DEC Title: Manager

By:	/s/ Jean-Pierre Baccus
Name: Jean-Pierre Baccus Title: Manager

Signature Page to Term Loan Agreement